                                                                  Exhibit 10.15

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT ("AGREEMENT") is entered into this 23rd day of October, 2000 and shall be effective as of October 1, 1999 (the "Effective Date") by and between Orius Corp., a Florida corporation (the "Company"), and Martin Kobs ("Executive").

                                    RECITALS

         The Company, through its Board of Directors, desires to retain the services of Executive, and Executive desires to be retained by the Company, on the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         For and in consideration of the foregoing and of the mutual covenants of the parties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. EMPLOYMENT. The Company hereby employs Executive to serve in the capacities described herein and Executive hereby accepts such employment and agrees to perform the services described herein upon the terms and conditions hereinafter set forth.

         2. TERM. The term of Executive's employment pursuant to this Agreement shall commence on the Effective Date set forth above and shall terminate at the close of business on the third anniversary of such date, which period is referred to herein as the "Initial Term." The Initial Term shall be subject to earlier termination in accordance with the other terms and conditions set forth herein. Upon the expiration of the Initial Term, the Executive's employment shall continue automatically for periods of twelve calendar months (each such period being referred to herein as an "Additional Term") unless, at least 30 days prior to the expiration of the Initial Term or an Additional Term, as the case may be, Executive or the Company gives notice to the other of its intention to terminate the Executive's employment at the end of such Initial Term or Additional Term, as the case may be.

         3. DUTIES. Executive shall serve as and have the title of President, Telecommunications Services Group of the Company (the "Group") and shall be primarily responsible for such aspects of the Company's operations as may be designated from time to time by the Board of Directors. Executive agrees to devote his full business time, energy, skills and best efforts to his employment with the Company while so employed. Nothing in this Agreement shall preclude Executive from engaging in charitable and community affairs, from managing any passive investment made by him or from serving, subject to the prior approval of the Board of Directors, as a member of the board of directors or as a trustee of any other corporation, association or entity, so long as, in the reasonable determination of the Board of Directors, such activities do not interfere with his duties and responsibilities hereunder.

         4. COMPENSATION. The Company shall pay Executive, and Executive agrees to accept, base compensation at the rate of One Hundred Seventy Five Thousand Dollars ($175,000) per year through the first anniversary of the Effective Date ("Base Compensation"), provided, however, that the Base Compensation shall increase to a rate of Two Hundred Twenty Five Thousand Dollars ($225,000) per year from and after the first anniversary of the Effective Date. The Base Compensation shall be payable in equal installments no less frequently than bi-weekly. The Base Compensation specified in this Section 4 may be increased annually during the term of this Agreement in the sole discretion of the Compensation Committee of the Board of Directors.

         5. FRINGE BENEFITS.

                  (a) GENERALLY. Executive shall be eligible for fringe benefits pursuant to any health and disability insurance, pension, retirement, profit sharing, stock option, or other employee fringe benefit plan that the Company makes available to employees of the Company and/or its direct or indirect subsidiaries and for which Executive will qualify according to his eligibility under the provisions thereof, giving effect to Executive's prior years of service with the Company for purposes of such eligibility.

                  (b) HEALTH AND DISABILITY INSURANCE. Executive shall be entitled to participate in health and disability insurance plans that the Company offers to other executive officers of the Company from time to time.

                  (c) VACATION, HOLIDAYS AND ILLNESS. During the term of this Agreement, Executive shall be entitled to days off for vacation (not less than four weeks per year), holidays, illness or other appropriate purposes.

         6. EXPENSES. Except as otherwise agreed to herein, Executive shall be reimbursed for all usual expenses incurred on behalf of the Company, in accordance with Company practices and procedures, provided that:

                  (a) Each such expenditure is of a nature deductible under
Section 162 of the Internal Revenue Code (the "Code") on the Federal income tax return of the Company as a business expense and not as deductible compensation to Executive; and

                  (b) Executive furnishes the Company with adequate documentary evidence required by the Code or any regulation promulgated thereunder for the substantiation of such expenditures as a deductible business expense of the Company and not as deductible compensation to Executive. Executive agrees that, if at any time, any payment made to Executive by the Company as a business expense reimbursement shall be disallowed in whole as a deductible expense to the Company by the appropriate taxing authorities, Executive shall reimburse the Company to the full extent of such disallowance.

         7. TERMINATION. The term of Executive's employment under this Agreement may be terminated prior to the expiration of the Initial Term or any Additional Term provided in Section 2 hereof only in accordance with the following Sections.

                  (a) FOR CAUSE. This Agreement may be immediately terminated by the Company for Cause. For purposes of this Agreement, the term "Cause" shall mean the termination of Executive by the Board of Directors of the Company as a result of the existence or occurrence of one or more of the following conditions or events:

                           (i) a material breach by Executive of any provision
of this Agreement, or the willful and continued failure of Executive to perform his duties under his employment with the Company, which failure or breach shall continue for more than thirty (30) days after written notice thereof is received by Executive;

                           (ii) performance by Executive of any act of fraud or
material misrepresentation or a material act of misappropriation which results or is intended to result in Executive's personal enrichment at the expense of the Company;

                           (iii) conviction of Executive of any crime which
constitutes a felony offense involving violence (but not involving a motorized vehicle) or fraud, embezzlement, theft or business activities;

                           (iv) the entry of a judgment or order enjoining or
preventing Executive from such activities as are essential for Executive to perform his services as required by this Agreement unless such judgment or order is the subject of an appeal or other proceedings to set it aside or modify it and such proceedings are timely filed and being pursued with due diligence; or

                           (v) Executive has engaged in willful and deliberate
conduct or activities intended to damage the business of the Company materially, it being understood that neither conduct or activities pursuant to Executive's exercise of his good faith business judgment nor unintentional physical damage to properties by Executive shall be a ground for such a determination.

                  (b) WITH GOOD REASON. This Agreement may be immediately terminated by Executive for Good Reason. For purposes of this Agreement, the term "Good Reason" shall mean the termination by Executive of his employment with the Company as a result of the failure by the Company to comply with the provisions of Section 4, which failure or breach shall continue for more than thirty (30) days after the date on which the Board of Directors of the Company receives written notice.

                  (c) MUTUAL. Executive's employment under this Agreement may be terminated upon mutual written agreement of the Company and Executive.

                  (d) DEATH. In the event of the death of Executive, this Agreement shall terminate immediately.

                  (e) DISABILITY. If, during Executive's employment under this Agreement, Executive shall become permanently disabled and unable to perform his duties as required herein ("Disability") for a period of one hundred eighty
(180) consecutive days, then the Company may terminate Executive's employment under this Agreement effective upon thirty (30) days written notice to Executive.

         8. DEATH AND DISABILITY. In the event of the termination of Executive's employment under this Agreement by reason of Executive's death or Disability, the Company shall pay Executive (or his heirs and/or personal representatives), Base Compensation through a date which is the earlier of (i) the termination of the Initial Term or the then-current Additional Term, or (ii) one year after the date of death or the date of termination for Disability as provided in Sections 7(d) and 7(e), respectively.

         9. SEVERANCE. In the event of the termination of Executive's employment under this Agreement prior to the expiration of the Initial Term or of any Additional Term, for any reason other than Executive's death or Disability, the Company shall provide the payments and benefits to Executive as indicated below:

                  (a) WITH CAUSE OR VOLUNTARY TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. If Executive is terminated for Cause (as defined in Section 7(a) of this Agreement), or if Executive voluntarily terminates his employment with the Company without Good Reason (as defined in Section 7(b) of this Agreement), the Company shall be obligated only to continue to pay to Executive his Base Compensation, if any, earned up to the date of termination and shall reimburse Executive for any expenses to which Executive is due reimbursement by the Company under Section 6 hereof. In addition, the Company shall pay vested benefits, if any, owed to Executive under any plan provided for Executive under
Section 5 hereof in accordance with the terms of such plan as in effect on the date of termination of employment.

                  (b) WITHOUT CAUSE OR TERMINATION BY EXECUTIVE WITH GOOD REASON. In the event that the Company shall terminate Executive without Cause or if Executive voluntarily terminates his employment with the Company with Good Reason during the Initial Term, the Company shall be obligated to continue to pay full compensation and benefits to Executive through and including the third anniversary of the date hereof as if Executive had not been so terminated. In the event that the Company shall terminate Executive without Cause or if Executive voluntarily terminates his employment with the Company with Good Reason during an Additional Term, the Company shall be obligated to continue to pay full compensation and benefits to Executive through the end of such Additional Term as if Executive had not been so terminated.

         10. CONFIDENTIAL INFORMATION. Executive recognizes and acknowledges that he will have access to certain confidential information of the Company and that such information constitutes valuable, special and unique property of the Company. Executive agrees not to disclose or use, during the term of his employment with the Company or at any time thereafter, except in the discharge of his duties and responsibilities hereunder, any such confidential information, including without limitation, information regarding research, developments, product designs or specifications, manufacturing processes, "know-how," prices, suppliers, customers, costs or any knowledge or information with respect to confidential or trade secrets of the Company. Notwithstanding the preceding sentence, it is understood that such confidential information does not include information that is publicly available (unless such information became publicly available as a result of a breach of this Section 10) or information that is required by law or the order of any governmental authority under color of law to be disclosed. Executive acknowledges and agrees that all notes, records, reports, sketches, plans, unpublished memoranda or other documents belonging to the Company, but held by Executive, concerning any information relating to the Company's business, whether confidential or not, are the property of the Company and will be promptly delivered to the Company upon the termination of Executive's employ hereunder. Executive also agrees to execute such confidentiality agreements that the Board of Directors of the Company may adopt, and may modify from time to time, as a standard form to be executed by all employees of the Company, to the extent such standard forms are not more restrictive than the provisions of this Agreement.

         11. NON-SOLICITATION. At all times during the term of this Agreement and thereafter during the Noncompete Period (as hereinafter defined), Executive shall not, directly or indirectly, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the officers, employees, agents, consultants, customers or suppliers of the Company to terminate their employment, or other relationship, with or compete against the Company or any present or future subsidiaries, parents or affiliates of the Company in any business in which, at the time of Executive's termination, the Company or any of its subsidiaries, parents or affiliates is actively engaged or contemplating engaging (the "Business").

         12. NON-COMPETITION. Executive acknowledges that his services and responsibilities are unique in character and are of particular significance to the Company, that the Company engages in a competitive business with a national market and that Executive's continued and exclusive service to the Company under this Agreement is of a high degree of importance to the Company. Therefore, from the date hereof until the later of (i) the fourth anniversary of the date hereof or (ii) the date that is one year after Executive is no longer employed by the Company (the "Noncompete Period"), Executive shall not, directly or indirectly, engage in the Business, except as an employee or agent of the Company, and shall not, directly or indirectly, as owner, partner, joint venturer, employee, broker, agent, corporate officer, principal, licensor, shareholder (unless as owner of no more than three percent (3%) of the issued and outstanding capital stock of such entity if such stock is publicly traded) or in any other capacity whatsoever, engage in or have any connection with any business which is competitive with the Business, and which operates anywhere in the United States where the

Company or any of its subsidiaries, parents or affiliates is doing or has done business within the prior three (3) years.

         13. RESTRICTIVE COVENANTS.

                  (a) If, in any judicial proceedings, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to the maximum period, scope or area permitted by law. In the event the Company should bring any legal action or other proceeding against Executive for enforcement of this Agreement, the calculation of the Noncompete Period, if any, shall not include the period of time commencing with the filing of legal action or other proceeding to enforce this Agreement through the date of final judgment or final resolution including all appeals, if any, of such legal action or other proceeding unless the Company is receiving the practical benefits of Section 12 during such time.

                  (b) Executive hereby acknowledges that the restrictions on his activity as contained in this Agreement are required for the Company's reasonable protection and is a material inducement to the Company to enter into this Agreement. Executive hereby agrees that in the event of the violation by him of any of the provisions of this Agreement, the Company will be entitled to institute and prosecute proceedings at law and/or in equity to obtain damages with respect to such violation or to enforce the specific performance of this Agreement by Executive or to enjoin Executive from engaging in any activity in violation hereof. The prevailing party in any litigation brought to enforce the restrictive provisions contained in this Agreement shall be entitled to reimbursement from the nonprevailing party for reasonable attorneys' fees and expenses incurred in connection with such litigation. The existence of any claim or cause of action by Executive against the Company predicated on this Agreement shall not constitute a defense to the enforcement by the Company of these covenants.

                  (c) Notwithstanding anything to the contrary contained herein, in the event that Executive engages in any conduct prohibited by Sections 10, 11, or 12 hereof for any reason whatsoever, Executive shall not receive any of the severance benefits he otherwise would be entitled to receive pursuant to
Section 9 hereof.

         14. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered mail to the addresses below or to such other address as either party shall designate by written notice to the other:

                  IF TO EXECUTIVE:

                  To the address set forth below his signature on the signature page hereof.

                  IF TO THE COMPANY:

                  Chief Financial Officer
                  c/o Orius Corp.
                  1401 Forum Way, Suite 400
                  West Palm Beach, Florida 33401

         15. ENTIRE AGREEMENT; MODIFICATION.

                  (a) This Agreement contains the entire agreement of the Company and Executive, and the Company and Executive hereby acknowledge and agree that this Agreement supersedes any prior statements, writings, promises, understandings or commitments between the parties hereof.

                  (b) No future oral statements, promises or commitments with respect to the subject matter hereof, or other purported modification hereof, shall be binding upon the parties hereto unless the same is reduced to writing and signed by each party hereto.

                  (c) By entering into this Agreement, Company and Executive hereby terminate any prior employment agreement by and between the Company and Executive. Additionally, by executing this Agreement, each the Company and Executive acknowledge and agree that there is no default or breach by either party of any such former or current employment agreement, and each the Company and Executive hereby waives, releases and remises any and all claims arising from or related thereto.

         16. ASSIGNMENT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties. Neither party may assign his or its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Company may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and/or (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Company shall nonetheless remain responsible for the performance of all if it obligations hereunder). As used herein, "Affiliate" shall have the meaning set forth for such term in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         17. TERMINATION. All of the provisions of this Agreement shall terminate after the expiration of the Initial Term or any Additional Term, as the case may be, except that (i) Section 10 shall survive the termination of this Agreement and (ii) Sections 11 and 12 shall only terminate upon the expiration of the Noncompete Period.

         18. NO MITIGATION. Executive shall not be required to mitigate the amount of any payments due hereunder upon termination of Executive's employment by seeking other employment or otherwise, nor shall the amount of any such payments be reduced by any employment by another employer after termination of Executive's employment hereunder.

         19. MISCELLANEOUS.

                  (a) The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or the interpretation of this Agreement.

                  (b) The failure of any party to enforce any provision of this Agreement shall in no manner affect the right to enforce the same, and the waiver by any party of any breach of any provision of this Agreement shall not be construed to be a waiver by such party of any succeeding breach of such provision or a waiver by such party of any breach of any other provision.

                  (c) All written notices required in this Agreement shall be sent postage prepaid by certified or registered mail, return receipt requested or by overnight delivery service against receipt or by overnight delivery service against receipt.

                  (d) In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, and enforceable provision which comes closest to the intent of the parties.

                  (e) The prevailing party in any litigation brought to enforce the provisions contained in this Agreement shall be entitled to reimbursement from the nonprevailing party for reasonable attorneys' fees and expenses incurred in connection with such litigation.

                  (f) This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

                  (g) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Exclusive venue for any dispute with respect to this Agreement shall reside in a court of competent jurisdiction in Palm Beach County, Florida.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

                                            ORIUS CORP.

                                            By: /s/ William J. Mercurio
                                                --------------------------------




                                            EXECUTIVE


                                            /s/ Martin Kobs
                                            ------------------------------------
                                            Martin Kobs

                                            Address:
                                                    ----------------------------


                                            ------------------------------------


                                            ------------------------------------